UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 THINKPATH, INC.
                     (Name of small business in its charter)


         Ontario, Canada                                        52-209027
 (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                           Identification No.)


                        16 Four Seasons Place, Suite 215
                            Toronto, Ontario M9M 6E5
               (Address of principal executive offices) (Zip Code)
                                 (416) 622-5200
                           (Issuer's telephone number)

                STOCK ISSUANCE AGREEMENT BETWEEN THINKPATH, INC.
                               AND CHERYL GOLDMAN
                              (FULL TITLE OF PLAN)

                STOCK ISSUANCE AGREEMENT BETWEEN THINKPATH, INC.
                           AND DIRECTORS AND EMPLOYEES
                              (FULL TITLE OF PLAN)


                               GERSTEN SAVAGE LLP
                             Arthur S. Marcus, Esq.
                         600 Lexington Avenue, 9th Floor
                               New York, NY 10022
                     PHONE (212) 752-9700 FAX (212) 980-5192
                               (Agent for Service)

CALCULATION OF
REGISTRATION
FEE(1)TITLE OF                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
SECURITIES TO BE             AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
REGISTERED                    REGISTERED                UNIT                   PRICE            REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock $0.0001           2,516,575              $0.083(1)            $ 208,875.72               $6.41
  par value                     shares                per share
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
(1)   The securities of the Issuer are presently listed for trading on OTCBB.
      The price was calculated by the Company's Board of Directors based on the current market price, calculated solely for the purpose of determining the registration fee and computed in accordance with Rules 457(c) and 457(h)
      of the Securities Act of 1933, as amended.

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS



ITEM 1.  PLAN INFORMATION.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating parties in accordance with Rule 28(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Such document(s) are not being filed with the Commission pursuant to the introductory Note to Part 1 of Form S-8, but constitute (along with the documents incorporated by reference to the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

The Common Stock will be issued by the Company pursuant to agreements entered into by the Company and approved by the Board of Directors of the Company (the "Board of Directors"). These agreements were entered into by the Company as payment for services rendered by the individual parties to such agreements and in order to provide the Directors, Employees and certain Advisors that are parties to these agreements with an incentive to advance the interests of the Company, and all of its shareholders, by granting them shares of the Company's common stock.

Common Stock:

The Board has authorized the issuance of up to 2,516,575 shares of the Common Stock to the Directors, Employees and Advisors upon effectiveness of the registration statement.

No Restrictions on Transfer

Upon the shares becoming "Earned" pursuant to the terms of the relevant agreement, the Director, Employee or Advisor will become the record and beneficial owner of the shares of Common Stock upon issuance and delivery and is entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Director, Employee or Advisor

The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultant, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or (b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Director, Employee or Advisor will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Director, Employee or Advisor receives shares of common stock pursuant to the exercises of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal tax purposes. The Director, Employee or Advisor is urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.


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




Tax Treatment to the Company

The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: 16 Four Seasons Place, Suite 215, Toronto, Ontario M9M 6E5


                                     PART II



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission ("Commission") are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Form 10-KSB containing Audited Financial Statements for the Registrant's fiscal year ended December 31, 2006;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year for which audited financial statements of the Registrant have been filed:

                  (i) our Current Report on Form 8K, filed with the Commission on May 9, 2007, (ii) our Current Report on Form 8K, filed with the Commission on May 19, 2007, (iii) our Quarterly Report on Form 10QSB for the quarter ended March 31, 2007, filed with the Commission on May 21, 2007 (iv) our Quarterly Report on Form 10QSB on June 30, 2007, filed with the Commission on August 20, 2007;

         (c) Not applicable.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.



The Registrant's common stock has no par value. Each share is entitled to one vote; all shares of the class share equally in dividends and liquidation rights. Pursuant to the laws of Ontario, a majority of all shareholders entitled to vote at a shareholders meeting regularly called upon notice may take action as a majority and give notice to all shareholders of such action.



ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.



ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Bylaws provide that we shall indemnify our directors and officers. The pertinent section of Canadian law is set forth below in full. In addition, we currently have officers' and directors' liability insurance.

Section 136 of the Business Corporations Act (Ontario) provides as follows:

(1) INDEMNIFICATION OF DIRECTORS. A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is a party by reason of being or having been a director or officer of such corporation or body corporate, if;

(a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

(2) IDEM. A corporation may, with the approval of the court, indemnify a person referred to in subsection (1) in respect of an action by or behalf of the corporation or body corporate to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfils the conditions set out in clauses (1)(a) and (b).

(3) IDEM. Despite anything in this section, a person referred to in subsection
(1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity;

            (a) was substantially successful on the merits in his or her defense of the action or proceeding; and

            (b) fulfills the conditions set out in clauses (1)(a) and (b).

(4) LIABILITY INSURANCE. A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person:

(a) in his or her capacity as a director of the corporation, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation; or

(b) in his or her capacity as a director or officer of another body corporate where the person acts or acted in that capacity at the corporation's request, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5) APPLICATION TO COURT. A corporation or a person referred to in subsection
(1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

(6) IDEM. Upon application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.


Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Thinkpath under Ontario law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by Thinkpath for expenses incurred or paid by a director, officer or controlling person of Thinkpath in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, Thinkpath will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.



ITEM 8.  EXHIBITS.

See Index to Exhibits, which list of exhibits is incorporated herein by reference.



ITEM 9.  UNDERTAKINGS.

1. Issuer hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports we file pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant, pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2007.




                                         THINKPATH, INC.


                                         By:  /S/ DECLAN FRENCH
                                              ----------------------------------
                                              Declan French
                                              Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                        Date
/s/ Declan French             Chief Executive Officer,     September 24, 2007
---------------------------
Declan French

/s/ Kelly Hankinson           Chief Financial Officer      September 24, 2007
---------------------------
Kelly Hankinson

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER     EXHIBIT
--------------------------------------------------------------------------------

   4.1     Stock Issuance Agreement with Cheryl Goldman

   4.2 Form of Stock Issuance Agreement Between Thinkpath, Inc. and Directors and Employees

   5.1     Opinion of Gersten Savage LLP

  23.1     Consent of Schwartz Levitsky Feldman LLP, Independent Auditor

  23.2     Consent of Gersten, Savage LLP (incorporated by reference to
           Exhibit 5.1)



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